UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 15, 2014

VYSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2484 Briarcliff Rd NE, #22, Suite 159, Atlanta, GA	30329
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(866) 674-5238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joseph Allegra, M.D. and J. Douglas Craft choose not to stand for reelection to the Company’s Board of Directors at the Annual Meeting of Shareholders held on September 15, 2014.  Such determinations did not result from a disagreement with the Company.

Item 5.07

Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company’s Shareholders was held on September 15, 2014. Matters submitted to the shareholders and voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows: (1) election of four members to the Board of Directors; and (2) ratification of the appointment of Porter Keadle Moore, LLC, as independent registered public accounting firm for the year ending December 31, 2014.

The following is a summary of the votes cast for and against, as well as the number of abstention and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

VOTES
	For	Against	Abstentions	Broker Non-Votes
(1) Election of four members to the Board of Directors:

William R. Doyle	37,523,177	187,308	20,000	0
Mitsy Y. Mangum	37,513,177	187,308	30,000	0
Thomas L. Mills	37,613,177	87,308	30,000	0
Michael X. Ianacone	37,613,177	87,308	30,000	0

(2) Ratification of appointment of Porter Keadle Moore, LLC as independent registered public accounting firm for the year ended December 31, 2014	43,573,844	87,308	30,000	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

September 18, 2014	By: /s/ William R. Doyle__ William R. Doyle Chairman, President and Chief Executive Officer

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